Exhibit (d)

Form of – Not to be Completed by Investors

BlackRock Private Credit Fund

IMPORTANT REMINDER:	FOR OFFICE USE ONLY
PRIOR TO INVESTING, PLEASE READ CAREFULLY THE FUND’S MOST RECENTLY UPDATED PROSPECTUS. AN INVESTMENT IN THE FUND INVOLVES RISK AND CONFLICTS OF INTEREST AS DESCRIBED IN THE PROSPECTUS.

YOU SHOULD CONSIDER SHARES OF THE FUND TO BE AN ILLIQUID INVESTMENT.

Subscription Process

Please complete the enclosed subscription application and return to your financial advisor or other investor representative.

Application forms are due five business days prior to the subscription date (generally the first business day of each calendar month). Note, please check with your intermediary for any additional requirements, deadlines or processing time required to ensure the subscription application is completed and received by the Fund five business days prior to the subscription date.

Your financial advisor should ensure the subscription amount, if not sent with the Application Form, is received by the Fund no later than five business days preceding the subscription date.

Application Checklist

To the investor, please verify that you have done the following:

☐    completed each section of the application

☐    reviewed the additional certifications set forth in Annex A to this application

☐    signed the Investor Signature Page in Section 8 of the application

☐    attached copies of required documents for verification for non-Individual entities as indicated in Section 9

☐    Provide appropriate tax documents (W-8/W-9)

To the financial advisor or other investor representative, please complete the following documents and attach copies of any required documentation:

☐   Financial Advisor Attestation Page

☐   Discretionary Authority Form (if the investor is purchasing shares through a registered broker-dealer or registered investment adviser that has full discretionary authority for the investor)

BlackRock Private Credit Fund

PLEASE PRINT CLEARLY IN BLUE OR BLACK INK AND IN ALL CAPITAL LETTERS.

1. ☐ New investor in the Fund    ☐ Existing investor in the Fund

2. Select your account type (Please complete only one section A, B, C, D, or E below.)

All fields are required unless otherwise noted. Failure to complete all fields may delay account setup.

A. Individual or joint account

Primary owner’s name (First, M.I., Last)	Joint owner’s name (First, M.I., Last)

Primary owner’s social security number	Joint owner’s social security number

Primary owner’s date of birth (MM/DD/YYYY)	Joint owner’s date of birth (MM/DD/YYYY)

Primary owner’s email address

For additional account owners, please provide identifying information as indicated in this Section 2A for each owner and attach it to the application. This information is required in order to establish your account.

B. Non-individual account (including participant-directed ERISA plans and retirement accounts, including IRAs, IRA rollovers, and 401(k) accounts)

Please check one:

☐  Corporation             ☐  Partnership or limited partnership      ☐  401(k)      ☐  IRA      ☐  Other____________________

Name of entity	Taxpayer identification number*

Jurisdiction in which entity is incorporated or formed	Authorized individual’s email address

Authorized individual’s name (First, M.I., Last)	Date of formation (MM/DD/YYYY) (all entities, including participant-directed ERISA plans, retirement accounts, IRAs, IRA rollovers and 401(k) accounts)

* Please refer to IRS Form W-8 or W-9 (as applicable) for further instructions on which ID number to provide.

BlackRock Private Credit Fund

2. Select your account type (continued)

C. Trust

If a Trust, please select one:   ☐  Irrevocable     ☐  Revocable

Trustee’s name	Date of trust (MM/DD/YYYY)

Co-Trustee’s name (if applicable)	Taxpayer identification number for the trust*

Name of trust	Trustee’s email address

D. Uniform Gift/Transfer to Minors (UGMA/UTMA)

Custodian’s name (First, M.I., Last)	Minor’s name (First, M.I., Last)

Custodian’s date of birth (MM/DD/YYYY)	Minor’s social security number (Do not provide the custodian’s social security number)

Custodian’s social security number	Minor’s date of birth (MM/DD/YYYY)
	State of residence You can choose the state of residence for the donor, custodian or minor. The gift or transfer will be governed by that state’s laws.	☐ ☐
Custodian’s email address

E. Conservator/Guardianship

☐  Conservator      ☐  Guardianship

Conservator/guardian’s name (First, M.I., Last)	Ward/incompetent/minor’s name (First, M.I., Last)

Conservator/guardian’s date of birth (MM/DD/YYYY)	Ward/incompetent/minor’s date of birth (MM/DD/YYYY)

Conservator/guardian’s social security number	Ward/incompetent/minor’s social security number

Conservator/guardian’s email address

* Please refer to IRS Form W-8 or W-9 (as applicable) for further instructions on which ID number to provide.

BlackRock Private Credit Fund

3. Distribution options

You may change your distribution option at any time.

If no option is specified, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT or WASHINGTON, the default selection is to have dividends and capital gains reinvested back into the Fund.

If no option is specified, and you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT or WASHINGTON, the default selection is to have dividends and capital gains returned to your account at broker dealer of record.

Please select one option below for dividends and capital gains:

☐  Reinvest in fund         ☐  Returned to your account at broker dealer of record.

BlackRock Private Credit Fund

4. Primary account address

Street address (DO NOT USE P.O. BOX)		Apartment/suite number

City	State	Zip

Mailing address (if different from primary account address)

Street address		Apartment/suite number

City	State	Zip

5. Your financial advisor or registered investment adviser should complete this section

Name (First, M.I., Last)

Telephone number	Advisor’s email address

Street Address		Apartment/suite number

City	State	Zip

Your client’s account number	Firm name

6. Broker dealer or custodian

Firm Name

DTC number	TIN

Street Address		Apartment/suite number

City	State	Zip

Telephone number

BlackRock Private Credit Fund

7. Investor suitability and certifications

7A. Investor Suitability Certifications

The undersigned hereby certifies that each of the statements initialed below are true and correct at the time of the undersigned’s investment in BlackRock Private Credit Fund (the “Fund”). Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. If you are unsure in any respect as to any of the following representations, or if you do not belief that a representation applies to you, please contact your financial adviser.

Please Note: All Items in this Section 7A. must be read and initialed
	Primary Investor Initials	Co-Investor Initials
(i) I have received the prospectus (as amended or supplemented) for BlackRock Private Credit Fund at least five business days prior to the date hereof.
	Initials	Initials
(ii) I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.
	Initials	Initials
(iii) In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”
	Initials	Initials
(iv) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
	Initials	Initials
(v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
	Initials	Initials
(vi) I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.
	Initials	Initials

(vii) I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.
	Initials		Initials
(viii) I acknowledge that BlackRock Private Credit Fund may enter into transactions with BlackRock affiliates that involve conflicts of interest as described in the prospectus.
	Initials		Initials

(ix) I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month, and my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.bdebt.com as of the last day of each month within 20 business days of the last day of each month.
		Initials	Initials
(x) I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on BlackRock Private Credit Fund’s toll-free, automated telephone line: (888) 204-3956.
		Initials	Initials

BlackRock Private Credit Fund

7B. State Specific Investor Suitability Certifications

If you live in any of the following states or territories, please complete the applicable items of this Section 7B: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont.

The undersigned hereby certifies that each of the statements initialed below are true and correct at the time of the undersigned’s investment in BlackRock Private Credit Fund (the “Fund”). Please initial the applicable representation below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. If you are unsure in any respect as to your status, or if you do not belief that an applicable representation applies to you, please contact your financial adviser.

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

In the case of sales to fiduciary accounts, the minimum standards in this Section 7B. shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

	Primary Investor Initials	Co-Investor Initials
If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in BlackRock Private Credit Fund will only be sold to me if I have a liquid net worth of at least 10 times my investment in BlackRock Private Credit Fund and its affiliates.
	Initials	Initials

If I am a California resident, in addition to the suitability standards set forth above, I must have either (a) a liquid net worth of $350,000 and annual gross income of $65,000 or (b) a liquid net worth of $500,000. Additionally, I may not invest more than 10% of my liquid net worth in BlackRock Private Credit Fund.
	Initials	Initials
If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in BlackRock Private Credit Fund shall not exceed 10% of my liquid net worth.
	Initials	Initials
If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).
	Initials	Initials
If I am a Kansas resident, I understand that it is recommended by the Office of the Securities Commissioner that I limit my total investment in BlackRock Private Credit Fund’s securities and other non-traded business development companies to not more than 10% of my liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
	Initials	Initials
If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in BlackRock Private Credit Fund or its affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.
	Initials	Initials
If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
	Initials	Initials
If I am a Massachusetts resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in BlackRock Private Credit Fund and in other illiquid direct participation programs.
	Initials	Initials

If I am a Missouri resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in BlackRock Private Credit Fund.
	Initials	Initials
If I am a Nebraska resident, I must have (i) either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000; and (ii) I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.
	Initials	Initials

BlackRock Private Credit Fund

If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in BlackRock Private Credit Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2) I acknowledge that although GSO Asset Management LLC (the “Adviser”), the investment adviser to BlackRock Private Credit Fund, will advance all organization and offering expenses of BlackRock Private Credit Fund, and may elect to pay certain of BlackRock Private Credit Fund’s expenses, BlackRock Private Credit Fund is obligated to reimburse the Adviser, and this will reduce the returns available to investors.
	Initials	Initials
If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of BlackRock Private Credit Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
	Initials	Initials
If I am a North Dakota resident, I have a net worth of at least ten times my investment in BlackRock Private Credit Fund.
	Initials	Initials
If I am an Ohio resident, it is unsuitable to invest more than 10% of my liquid net worth in the issuer, affiliates of the issuer, and in any other non-traded business development company. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities.
	Initials	Initials
If I am an Oklahoma resident, I may not invest more than 10% of my liquid net worth in BlackRock Private Credit Fund.
	Initials	Initials
If I am an Oregon resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.
	Initials	Initials
If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in BlackRock Private Credit Fund, its affiliates and other non-traded real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.
	Initials	Initials
If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in BlackRock Private Credit Fund.
	Initials	Initials
If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.
	Initials	Initials

BlackRock Private Credit Fund

7C. Supplemental Investor Questionnaire

The undersigned hereby certifies that each of the statements marked below are true and correct at the time of the undersigned’s investment in BlackRock Private Credit Fund (the “Fund”). Please separately complete each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. If you are unsure in any respect as to any of the following representations, o please contact your financial adviser.

Instructions: All purchasers please complete this section in its entirety.

1. Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations or will you use the assets of a “benefit plan investor” to invest in BlackRock Private Credit Fund?

☐ Yes ☐ No

2. If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in BlackRock Private Credit Fund are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations:

________%

3. If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in BlackRock Private Credit Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?

________%

4. Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of BlackRock Private Credit Fund, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ Yes ☐ No

As used in this Item 7C:

“Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

BlackRock Private Credit Fund

7D. Other Certifications

The undersigned understands that it may be a violation of state and federal law for the undersigned to provide this certification if it knows that it is not true. The undersigned has read and understands the most recently updated prospectus for the Fund, including the investor suitability provisions contained therein. The undersigned understands that an investment in the Fund involves a considerable amount of risk and that some or all of the investment may be lost. The undersigned understands that an investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of an investment in the Fund and that an investment in the Fund should be viewed as a long-term investment.

The undersigned certifies that it is acquiring shares in the Fund for its own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part.

The undersigned is aware that shareholders of the Fund cannot withdraw from the Fund except as provided in the prospectus, the Agreement and Declaration of Trust and/or the By-Laws (collectively, and as the same may be amended, amended and restated and/or supplemented from time to time, the “Fund Agreements”). The undersigned understands that liquidity will generally only be available through periodic tender offers by the Fund and that the Fund is under no legal obligation to conduct any such tender offers. Accordingly, the undersigned acknowledges that an investor in the Fund may have to bear the economic risk of investment in the Fund indefinitely.

The undersigned understands that no foreign, federal or state authority has made any finding or determination as to the appropriateness of an investment in shares of the Fund and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse the offering of Fund shares.

The undersigned acknowledges that, pursuant to the Agreement and Declaration of Trust, the Board has the authority to repurchase the Shares, or any portion of them, of a shareholder or any person acquiring Shares from or through a shareholder, without consent or other action by the shareholder or other person, in circumstances where (i) such shares have been transferred in violation of the Fund Agreements; (ii) ownership of the shares by a shareholder or other person is likely to cause the Fund to be in violation of, or subject the Fund to new or additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction; (iii) continued ownership of the shares by a shareholder may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences; or (iv) any of the representations and warranties made by a shareholder or other person in connection with the acquisition of shares (including the certifications made in this application form) were not true when made or have ceased to be true.

The undersigned certifies it understands that, if the Fund accepts the undersigned’s subscription amount referenced in this application form, the Fund will accept such subscription amount as of the second business day prior to the date upon which the undersigned will become a shareholder of the Fund (generally the first business day of the calendar month, or the “subscription date”). The undersigned understands that the undersigned will not become a shareholder of the Fund and will have no other rights (including, without limitation, voting rights) under the Fund’s Agreement and Declaration of Trust until the subscription date. The undersigned understands that the undersigned will not begin to participate in the Fund’s returns until the subscription date, even though the Fund will accept the undersigned’s subscription amount, and such subscription amount will be credited to the Fund’s account (thus making the subscription binding and irrevocable), two business days prior to the subscription date. The undersigned understands that the undersigned will be treated as a general unsecured creditor of the Fund with respect to the subscription amount referenced in this application form between the Fund’s acceptance of such subscription amount and the subscription date. In this regard the undersigned certifies that it has read and understands the “How to Subscribe” and “Plan of Distribution” sections of the prospectus.

The undersigned certifies it understands that, as an investor in the Fund, the undersigned will bear its pro rata portion of the fees and expenses of the Fund. In this regard, the undersigned certifies that it has read and understands the “Summary of Fund Fees and Expenses” section in the prospectus.

The undersigned certifies that it is not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

The undersigned certifies that it has received and carefully read the Prospectus prior to deciding whether to invest in the Fund.

The undersigned hereby makes the additional representations, warranties and covenants included in Annex A to this application form with respect to itself and each of its Related Persons (as defined in Annex A).

By signing below, the undersigned understands that the Fund, the Fund’s investment adviser, the Fund’s distributor, the applicable financial intermediary and each of their respective affiliates are relying, and will continue to rely on, the certifications set forth in this application form, the information set forth in this application form, and the agreements made in this application form in determining the undersigned’s qualification and suitability as an investor in the Fund, as well as in connection with the establishment and the ongoing maintenance of the undersigned’s account as an investor in the Fund.

The undersigned understands that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make the certifications set forth in this application form, and agrees to indemnify and hold harmless the Fund, the Fund’s investment adviser, the Fund’s distributor, the applicable financial intermediary and each of their respective affiliates from any liability that any such entity may incur as a result of the certifications set forth in this application form, or any of the other information set forth in this application form, being untrue or inaccurate in any respect.

The undersigned certifies that the certifications set forth in this application form (including the certifications set forth in Annex A), and all the other information set forth in this application form, is true and correct as of the date of this application form and that if there should be any change in such information prior to the acceptance of this application form, or during the period in which the undersigned is an investor in the Fund, the undersigned will immediately furnish such updated, revised or corrected information, together with any necessary back-up documentation, in writing to the Fund at:

TANEWACCOUNTSERVICES@statestreet.com
cc: BDEBT-TA@statestreet.com

and to the applicable financial intermediary.

The undersigned acknowledges and agrees that if it fails to furnish any such updated, revised or corrected information, together with any necessary back-up documentation, including pursuant to follow-up requests from the Fund or the applicable financial intermediary or their respective representatives to provide additional back-up documentation, the Fund and the applicable financial intermediary will not effect any such updates, revisions or corrections to the undersigned’s account information with the Fund and the applicable financial intermediary, the Fund, its service providers and the applicable financial intermediary will continue to rely upon the information set forth in this application form

BlackRock Private Credit Fund

(including as such may have been previously properly updated, revised or corrected), the Fund, the Fund’s investment adviser, the Fund’s distributor, the applicable financial intermediary and each of their respective affiliates will have no liability whatsoever for continuing to so rely upon such information and the undersigned will indemnify and hold the Fund, the Fund’s investment adviser, the Fund’s distributor, the applicable financial intermediary and each of their respective affiliates harmless from any such liability that such entity may incur as a result of continuing to so rely upon such information.

The undersigned represents and warrants that the undersigned’s execution of this application form has been duly authorized, constitutes a valid and legally binding agreement of the undersigned and is enforceable against the undersigned in accordance with its terms. The undersigned further represents and warrants that the undersigned’s subscription for Fund shares, and the execution, delivery and performance of this application form, will not conflict with, or constitute a default under, any instruments governing the undersigned, any law, regulation or order, or any agreement to which the undersigned is a party or by which the undersigned may be bound, or any other legal authority applicable to the undersigned.

The undersigned understands that the Fund or its designees reserve the right to reject this subscription for any reason or no reason, in whole or in part and at any time prior to acceptance thereof. In the event of rejection of this subscription, the funds tendered by the undersigned will be promptly returned without interest, and this application form shall have no force or effect.

The undersigned understands that method of delivery of this subscription form, including any failure of the applicable financial intermediary to transmit this subscription form to the Fund in proper form or in a timely manner, is at the election and risk of the undersigned.

BlackRock Private Credit Fund

7E. Consent to Electronic Delivery

BlackRock, Inc., its affiliates, the Fund and the Fund’s service providers and other representatives (collectively, “Fund Representatives”), may deliver via email any documentation, reports and other information to investors in connection with an investment in the Fund. This may include confidential information regarding the Fund, including but not limited to, investor and investment information. Certain information, at the discretion of the Fund, may be delivered to the investor by regular mail, facsimile or courier. Fund Representatives may also transmit information by email to any of the investor’s service providers, advisors, accountants or others to whom the investor has requested that such information be provided.

Contact via non-encrypted email, such as that expected to be used by Fund Representatives, and the transmission of email data may take place over public networks and therefore will be unprotected. Although Fund Representatives will take reasonable precautions regarding the integrity, confidentiality and security of information sent by email, no Fund Representative will be liable for interception, system failure or other problems that may result in incomplete or incorrect transmission. In addition, information transmitted by email may need to be disclosed to third parties, including regulatory authorities with jurisdiction over the relevant Fund Representative, and could be accessed by unauthorized persons.

The undersigned agrees to release the Fund Representatives from any form of liability or loss associated with the communication of information by email, including but not limited to, investor and investment information. No Fund Representative makes any warranties in relation to these matters and the investor accepts the risks associated with the use of email. Each Fund Representative also reserves the right to intercept, monitor and retain communications to and from its systems as permitted by applicable law.

To receive information by email, investors will need internet access, a valid email address, and the ability to install or download such applications as the relevant Fund Representative may specify. If investors wish to retain information sent by email, they will need access to a printer or other device to download and print or save such information. It is the investor’s obligation to inform the Fund Representatives in the event that the investor’s and/or any of the investor’s service providers’ email addresses change. Investors may update any of their or their service providers’ email addresses by contacting the appropriate Fund Representatives and requesting an update.

Unless the undersigned notifies the Fund that it would like to opt out of electronic delivery, by executing this subscription agreement the undersigned hereby consents to electronic delivery. At any time, the undersigned may revoke this consent and/or request paper copies of any information delivered electronically, at no additional cost to the investor, by sending a written revocation (or request) to the Fund at:

TANEWACCOUNTSERVICES@statestreet.com
cc: BDEBT-TA@statestreet.com

Requests for revocation must be executed by an authorized signatory as designated in the original subscription document or subsequently properly notified to the Fund. It may take up to one (1) week to process a revocation of consent to electronic delivery (or request for paper copies) from the date that an investor’s revocation (or request) is received by the Fund. It may also take up to a full reporting cycle for certain information to be reverted back to paper copy. Delivery of information by paper copy could take significantly longer than electronic delivery.

Please initial below to confirm your consent.

Primary Investor Initials	Co-Investor Initials

Initial	Initial

BlackRock Private Credit Fund

8. Investor Signature Page (select only one of 8A or 8B below)

This Investor Signature Page relates to your subscription to BlackRock Private Credit Fund (the “Fund”).

An investment in the Fund is suitable only for sophisticated investors who have the financial resources and the willingness to accept the substantial risks associated with such an investment and for whom an investment in the Fund does not constitute a complete investment program. The risks associated with an investment in the Fund are described in the Fund’s prospectus (including all parts, supplements, appendices and exhibits thereto, the “Prospectus”).

By executing this Investor Signature Page, in connection with a subscription to the Fund, you hereby: (1) certify that you have received and carefully read the Prospectus prior to deciding whether to invest in the Fund, (2) make and affirm all of the representations, warranties, certifications, agreements, acknowledgements and undertakings set forth in this application form (including, without limitation, the additional certifications listed in Annex A to this application form).

Indicate the desired investment amount. The minimum initial subscription amount for [Institutional] Shares of the Fund is $[1,000,000], and the minimum subsequent subscription amount is $500.1

Share Class	Amount Invested	Investment Minimum
[Institutional Shares]	$	$[1,000,000][1]

A. Individual Account

Signature of primary owner	Signature of joint owner

Name of primary owner	Name of joint owner

Date (MM/DD/YYY)	Date (MM/DD/YYY)

B. Non-individual Account (including participant-directed ERISA plans and retirement accounts)

ACCEPTANCE OF INVESTMENTS ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE FUND, ITS INVESTMENT ADVISER, ITS DISTRIBUTOR OR THE APPLICABLE FINANCIAL INTERMEDIARY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) he/she has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members (i) to complete, execute, and deliver this application form on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in the Fund is authorized under applicable law and the governing documents of the entity, and has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

First name of entity	Signature of authorized person signing for entity

1 The minimum initial investment may be waived or reduced for certain eligible investors.

BlackRock Private Credit Fund

Name of authorized person signing for entity	Date (MM/DD/YYYY)

9. Required documents for verification for individuals and non-individual entities

Attach one required formation/organization document and one document identifying persons with authority over the account

Entity	Formation/organization documents (only 1 form of identification is required)	Document identifying persons with authority over the account
Individual Investor	N/A	Non-expired government issued ID
Trust	1. Excerpts from existing Trust Agreement (first page, section(s) containing trustee investment powers, trustee appointment(s), and signature page(s) of trustees) 2. Notarized Trustee(s) Certification	List of trustees
Corporation	1. Articles of incorporation 2. Certificate of incorporation	Corporate resolution or list of authorized signatories
Partnership or Limited Partnership

1.  Excerpts from existing partnership agreement (first page, sections containing partner investment powers, partner appointments, and signature page(s) of general partners)

2.  Certificate of formation/existence from state filing

(See formation/organization documents)
Limited Liability Company (LLC)	1. Excerpts from LLC operating agreement (first page, sections containing investment powers) 2. Articles of organization	LLC resolution or list of authorized signatories
Nonprofit organization or other incorporated or non-incorporated entity (e.g., charitable, religious, educational, medical organization, association)	1. Articles of incorporation 2. Resolution of governing body reflecting existence and formation of organization	Entity resolution or list of authorized signatories

BlackRock Private Credit Fund

Financial Advisor Attestation Page

The undersigned Financial Advisor hereby certifies that Financial Advisor is (check the appropriate box or boxes):

☐	A registered broker-dealer.

☐	An investment adviser registered with the SEC.

The undersigned Financial Advisor hereby further certifies that:

☐	Financial Advisor has provided the investor named in Section 2 of the attached application form (the “Investor”) with the Fund’s Prospectus and has had substantive discussions with the Investor regarding the speculative nature of the Fund, its investment strategies and risks, the fact that the Fund’s shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Fund’s Prospectus, and the illiquidity of an investment in the Fund;

☐	Financial Advisor has determined that the Investor satisfies the investor suitability standards described herein and in the Fund’s Prospectus;
☐	Financial Advisor has not made and will not make any representations concerning the Fund except as contained in the Prospectus or in sales materials provided by the Fund or the Fund’s distirbutor;

☐

Financial Advisor has performed functions required by U.S. federal and state securities laws, including but not limited to customer identification and anti-money laundering reviews, as required by its relationship with the Investor;

☐	Financial Advisor has a reasonable belief that all of the representations made by the Investor in the application form are true and correct; and

☐	Based on information obtained from the Investor regarding the Investor’s investment objectives, other investments, financial situation and needs, Financial Advisor believes that an investment in the Fund is suitable for the Investor.

The undersigned Financial Advisor acknowledges and agrees that the Fund, the Fund’s investment adviser and the Fund’s distirbutor will rely on the foregoing certifications in determining the Investor’s qualification and suitability as an investor in the Fund.

Name of Financial Advisor	Advisor CRD/ID

Signature of Financial Advisor	Date

Name of Registered Supervisory Principal

Signature of Registered Supervisory Principal	Date

FINANCIAL ADVISORS: PLEASE ENSURE ALL FIELDS ARE COMPLETE PRIOR TO SUBMITTING THIS APPLICATION.

BlackRock Private Credit Fund

Discretionary Authority Form

Please review and sign.

By signing below, the undersigned represents and warrants that (a) the investor named in Section 2 of the accompanying Application Form (the “Investor”) has given full discretionary power and authority to the undersigned to take all actions with respect to the Investor’s proposed investment in the Fund, including without limitation, to execute the Application Form on behalf of the Investor, to bind the Investor to all the terms and conditions in the Agreement and Declaration of Trust, By-Laws, Prospectus and the Application Form, to make all representations and warranties on behalf of the Investor in the Application Form, to purchase Fund shares on behalf of the Investor, to purchase additional Fund shares on behalf of the Investor at a subsequent closing, to tender the Investor’s Fund shares for repurchase* and to update the Investor’s distribution options and payment information; and (b) attached hereto is a true and complete copy of the document under which the Investor has provided full discretionary power and authority to the undersigned and has constituted and empowered the undersigned to act as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead (the “Authorization Document”), and such Authorization Document has not been amended or terminated and is in full force and effect on the date hereof. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Application Form.

Please check the applicable box to identify the appropriate Authorization Document:

☐	Investment Management Agreement

☐	Power of Attorney

☐	Other (please specify):

*All account repurchases authorized by financial advisors with discretionary authority will only be permitted to be delivered to client accounts with the name of the registered shareholder on the account, or the shareholder’s address of record.

Name of Financial Advisor

Signature of Financial Advisor	Date

BlackRock Private Credit Fund

Annex A – Additional Investor Certifications

Source of Funds. The funds being used to acquire the Shares are the funds of the investor and are not the funds of any other person or entity. Such funds have not been obtained from any activity that is or would be illegal under any applicable laws.

Representations, Warranties, and Covenants with Respect to Anti-Money Laundering, Terrorism Financing, and U.S. Trade Sanctions. The investor represents and warrants that neither it nor any Related Person2 of the investor:

(A)	is named on the list of Specially Designated Nationals and Blocked Persons published by the Treasury Department’s Office of Foreign Assets Control (“OFAC”) or any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. and any executive order, rule, or regulation promulgated thereunder;[3]

(B)	resides in, is a citizen or the government of, or an entity organized under the laws of or having a place of business in, a country or territory subject to the country-based U.S. trade sanctions programs found at 31 C.F.R. Chapter V and on the OFAC website at http://www.ustreas.gov/offices/enforcement/ofac/ with the result that the investment would be prohibited under U.S. law;

(C)	is a non-U.S. shell bank[4] or providing banking services indirectly to a non-U.S. shell bank;

(D)	is a senior foreign political figure[5];

(E)	is a person or entity resident in or whose subscription funds are transferred from or through an account in a country listed among the “High-Risk and Non-Cooperative Jurisdictions” designated by the Financial Action Task Force on Money Laundering and with which designation the United States representative to the group or organization concurs (“High-Risk and Non-Cooperative Jurisdictions”);

(F)	is resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “USA PATRIOT Act”) as warranting special measures due to money laundering concerns; or

(G)	is otherwise prohibited from investing in the Fund pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (an investor described (or whose Related Person is described) by any of categories (a) through (g), a “Prohibited Investor”).

Except as prohibited by European Data Protection Rules, the Investor agrees to provide the Fund, promptly upon request, all information that the Fund reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules, orders and policies.

The investor consents to the disclosure to U.S. regulators and law enforcement authorities by the Fund, BlackRock Advisors, LLC and their respective affiliates and agents (the “Fund Parties”) of such information about the investor as any such Fund Party reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The investor agrees to promptly notify the Fund Parties of any change in information affecting the representations and covenants contained in this Annex A.

The investor acknowledges that if, following its investment in the Fund, the Fund Parties reasonably believe that the investor is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that any Fund Party requests, the Fund Parties have the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the compulsorily redeem the investor from the Fund. The investor further acknowledges that the investor will have no claim against any of the Fund Parties for any form of damages as a result of any of the foregoing actions.

The investor represents and warrants that funds in respect of its subscription for Shares will not originate from, nor will they be routed through, an account maintained at a non-U.S. shell bank, an “offshore bank,” or a bank organized or chartered under the laws of a High-Risk and Non-Cooperative Jurisdiction nor have they been or shall be derived from any activity that is a violation of U.S. criminal law.

The investor agrees that none of the Fund Parties shall have any liability to the investor for any loss or liability that the investor may suffer to the extent that it arises out of, or in connection with, compliance by the Fund Parties in good faith with the requirements of applicable anti-money laundering and anti-terrorism laws or regulatory provisions.

If the investor is (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the U.S. Internal Revenue Code, as amended, (the “Code”) that is subject to Section 4975 of the Code or (iii) a person or entity investing with the assets of, or otherwise on behalf of any entity otherwise deemed to hold the assets of any such employee

[2]	“Related Person” means (i) with respect to any entity, any individual or entity controlling, or controlled by, such entity and any holder of any beneficial interest (each, a “Beneficial Interest Holder”) which holds more than 5% of any class of securities of such entity, and (ii) with respect to any entity that is not publicly traded, any Beneficial Interest Holder, director, senior officer, trustee, beneficiary or grantor of such entity. An entity is publicly traded if its securities are listed on a recognized securities exchange or quoted on an automated quotation system in the U.S. or another FATF country member jurisdiction. The term “Related Person” shall exclude any beneficiaries of an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to ERISA or exempt from ERISA under Section 4(b)(1) or 4(b)(4) of ERISA.

[3]	This information may be found online at www.treasury.gov.

[4]	A non-U.S. shell bank is a non-U.S. bank without a physical presence in any country.

[5]	A current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government; a senior official of a major foreign political party; a corporation ,business or other entity formed by, or for the benefit of, any such individual; an immediate family member of any such individual; or a person who is widely and publicly known to be a close associate of such individual.

BlackRock Private Credit Fund

benefit plan or plan, then the investor as the plan or fiduciary of such employee benefit plan (the “Plan”) hereby declares, represents and warrants to the Fund that:

(A)	the decision to invest assets of the Plan in the Shares was made by fiduciaries independent of the Fund, the Fund’s investment adviser and any distributor, which parties are duly authorized to make such investment decisions and who have not relied on any advice or recommendation of the Fund, the Fund’s investment adviser or any distributor or any of their employees, representatives, agents or affiliates;

(B)	neither the Fund nor any distributor, or any of their employees, representatives, agents or affiliates have exercised any discretionary authority or control with respect to the Plan’s investment in the Shares, nor have the Fund or any distributor or any of their employees, agents, representatives or affiliates rendered individualized investment advice to the Plan based on the Plan’s investment policies or strategy, overall portfolio composition or diversification;

(C)	the Fund and the Fund’s investment adviser have not acted as a fiduciary under ERISA with respect to the purchase, holding or disposition of Shares; and

(D)	the Plan’s purchase of Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund of its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of any governmental plan or other plan that is not subject to the foregoing-referenced Section 406 or Section 4975, any federal, state or local law that is substantially similar thereto).

[This page intentionally left blank]

[This page intentionally left blank]

NOT FDIC INSURED	OFFER NO BANK GUARANTEE	MAY LOSE VALUE	NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY	NOT A DEPOSIT